News Release

For more information contact:

Media, please contact:

Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

Analysts/Investors, please contact:

Preston Romm, Iomega Corporation, (858) 314-7188, romm@iomega.com

FOR IMMEDIATE RELEASE

IOMEGA REPORTS SECOND QUARTER FINANCIAL RESULTS

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REVENUE INCREASED 46% YEAR OVER YEAR

SAN DIEGO, August 2, 2007 – Iomega Corporation (NYSE: IOM) today reported net revenue of $59.3 million and a net profit of $1.1 million, or $0.02 per diluted share, for the quarter ended July 1, 2007. In comparison, second quarter 2006 net revenue was $40.7 million with a net loss of $10.4 million, or $(0.20) per share. Second quarter net revenue increased $18.7 million, or 46%, from the same quarter last year, primarily due to strong growth in Consumer Storage Solutions and Network Storage Systems. Gross margin for second quarter 2007 was $12.1 million, or 20.5%, as compared to second quarter 2006 gross margin of $6.8 million, or 16.7%.

Included in the second quarter 2007 net income was a net tax benefit of $1.2 million and a goodwill impairment charge of $1.3 million. With this goodwill impairment charge, Zip product line goodwill has been completely written off.

Cash, cash equivalents and temporary investments at July 1, 2007 amounted to $75.1 million, a decrease of $1.7 million from the end of the first quarter. This decrease was a result of timing of working capital needs during the quarter as compared to the prior quarter.

“I am pleased with our financial and operational results for the second quarter which is historically our seasonally weakest quarter,” said Jonathan Huberman, Chief Executive Officer. “We posted our fourth consecutive quarter of net income and third consecutive quarter of year-over-year revenue growth; and we continued to execute on our 2007 goals.”

Mr. Huberman continued, “As we look to the remainder of 2007, our goals remain:

1.	To continue to grow and deliver sustained profitability,
2.	To further increase the size of our external HDD business,
3.	To continue to penetrate the high-growth NAS market with new products,
4.	To ramp the REV 70GB Backup Drive and push for broad market adoption,
5.	To grow our managed services business, and
6.	To continue to seek opportunities to leverage Iomega’s assets.”

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega's second quarter financial results and management’s goals and business outlook. The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on August 16, 2007.

About Iomega

Iomega Corporation, headquartered in San Diego, is a worldwide leader in innovative storage and network security solutions for small and mid-sized businesses, consumers and others. The Company has sold more than 400 million digital storage drives and disks since its inception in 1980. Today, Iomega’s product portfolio includes industry leading network attached storage products, external hard drives, and its own award-winning removable storage technology, the REV® Backup Drive. OfficeScreen®, Iomega’s managed security services, which are available in the U.S. and select markets in Europe, provide enterprise quality perimeter security and secure remote network access for SMBs, which help protect small enterprises from data theft and liability. To learn about all of Iomega’s digital storage products and managed services solutions, please go to the Web at www.iomega.com. Resellers can visit Iomega at www.iomega.com/ipartner.

Special Note Regarding Forward-Looking Statements

Statements contained in this release regarding the Company’s business goals for 2007, and any other statements that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements are based upon information available to us as of August 2, 2007; and we disclaim any intention or obligation to update any such statements. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include losses of key personnel; lower than anticipated sales of our products; any inability or failure to improve REV product sales, or to stabilize or improve HDD product gross margins; unexpected technical, manufacturing, or supply issues with our products; any inability to achieve a competitive cost structure; competition; any inability to maintain stringent quality assurance standards and customer satisfaction; difficulties in identifying and completing strategic opportunities to grow our business; intellectual property disputes; adverse final judgments in litigation; general economic and/or industry-specific conditions including significant changes in the landscape of data storage demand, pricing, or competition; faster than expected declines in Zip product sales and gross margins; and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

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Copyright© 2007 Iomega Corporation. All rights reserved. Iomega, Zip, REV, and OfficeScreen are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)
	For the Three Months Ended
	July 1,	% of	July 2,	% of	Apr. 1,	% of
	2007	Sales	2006	Sales	2007	Sales
Sales	$59,319	100.0%	$40,652	100.0%	$75,984	100.0%
Cost of Sales	47,180	79.5%	33,859	83.3%	61,681	81.2%
Gross margin	12,139	20.5%	6,793	16.7%	14,303	18.8%

Operating Expenses:
Selling, general and administrative	10,295	17.4%	10,357	25.5%	10,120	13.3%
Research and development	1,784	3.0%	2,475	6.1%	1,739	2.3%
License and patent fee income	(102)	(0.2%)	(1,085)	(2.7%)	(350)	(0.5%)
Goodwill impairment charge	1,253	2.1%	2,341	5.8%	1,710	2.3%
Restructuring charges (reversals)	(44)	(0.1%)	4,291	10.6%	(38)	(0.1%)
Total operating expenses	13,186	22.2%	18,379	45.2%	13,181	17.3%
Operating Income (Loss)	(1,047)	(1.8%)	(11,586)	(28.5%)	1,122	1.5%
Interest and other income and expense, net	912	1.5%	390	1.0%	255	0.3%
Income (Loss) Before Income Taxes	(135)	(0.2%)	(11,196)	(27.5%)	1,377	1.8%
Benefit (Provision) for Income Taxes	1,226	2.1%	797	2.0%	(228)	(0.3%)
Net Income (Loss)	$1,091	1.8%	$(10,399)	(25.6%)	$1,149	1.5%

Net Income (Loss) Per Share	$0.02		$(0.20)		$0.02
Diluted Income (Loss) Per Share	$0.02		$(0.20)		$0.02
Weighted Average Common Shares Outstanding	54,737		51,658		54,733
Weighted Average Common Shares Outstanding - Assuming Dilution	55,148		51,658		54,979

PRODUCT SALES AND OPERATING INCOME (LOSS) - QTD
(In thousands)
(Unaudited)
	For the Three Months Ended
	July 1,	% of	July 2,	% of	Apr. 1,	% of
	2007	Sales	2006	Sales	2007	Sales
Sales:
Consumer Products:
Consumer Storage Solutions (1)	$40,088	67.6%	$20,150	49.6%	$52,489	69.1%
Zip	3,763	6.3%	7,793	19.2%	5,518	7.3%
Business Products:
REV	9,203	15.5%	8,889	21.9%	11,204	14.7%
Network Storage Systems (2)	4,816	8.1%	3,395	8.4%	4,738	6.2%
Services (3)	1,353	2.3%	146	0.4%	1,892	2.5%
Other Products	96	0.2%	279	0.7%	143	0.2%
Total Sales	$59,319		$40,652		$75,984

Product Operating Income (Loss):
Consumer Products:
Consumer Storage Solutions (1)	$50		$(4,723)		$354
Zip (4)	225		48		355
Business Products:
REV	(274)		(3,759)		304
Network Storage Systems (2)	(764)		33		409
Services (3)	(535)		125		(520)
Other Products	207		981		182
Restructuring (charges) reversals	44		(4,291)		38
Operating Income (Loss)	$(1,047)		$(11,586)		$1,122

(1) Consumer Storage Solutions is comprised of hard disk, optical, floppy and flash drives.
(2) Includes Network HDD products beginning in Q2 2006 - previously classified in Consumer Storage Solutions.
(3) Includes the System Integration and Managed Services businesses of CSCI, Inc. since August 2006, when acquired. Also includes miscellaneous
Iomega services previously classified in Other Products. Prior period amounts have been reclassified for consistency.
(4) Q2 2007, Q2 2006 and Q1 2007 includes a $1.3 million, a $2.3 million and a $1.7 million goodwill impairment charge, respectively.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - YTD
(In thousands, except per share data)
(Unaudited)
	For the Six Months Ended
	July 1,	% of	July 2,	% of
	2007	Sales	2006	Sales
Sales	$135,303	100.0%	$99,733	100.0%
Cost of Sales	108,861	80.5%	81,139	81.4%
Gross margin	26,442	19.5%	18,594	18.6%

Operating Expenses:
Selling, general and administrative (1)	20,415	15.1%	22,817	22.9%
Research and development	3,523	2.6%	5,042	5.1%
License and patent fee income	(452)	(0.3%)	(1,085)	(1.1%)
Goodwill impairment charges	2,963	2.2%	5,422	5.4%
Restructuring charges (reversals)	(82)	(0.1%)	4,569	4.6%
Total operating expenses	26,367	19.5%	36,765	36.9%
Operating Income (Loss)	75	0.1%	(18,171)	(18.2%)
Interest and other income and expense, net	1,167	0.9%	1,404	1.4%
Income (Loss) Before Income Taxes	1,242	0.9%	(16,767)	(16.8%)
Benefit for Income Taxes	998	0.7%	2,199	2.2%
Net Income (Loss)	$2,240	1.7%	($14,568)	(14.6%)

Income (Loss) Per Share	$0.04		($0.28)
Diluted Earnings (Loss) Per Share	$0.04		($0.28)
Weighted Average Common Shares Outstanding	54,735		51,653
Weighted Average Common Shares - Assuming Dilution	55,054		51,653

(1) 2006 includes $1.0 million of non-restructuring, severance related costs associated with prior CEO.

PRODUCT SALES AND OPERATING INCOME (LOSS) - YTD
(In thousands)
(Unaudited)
	For the Six Months Ended
	July 1,	% of	July 2,	% of
	2007	Sales	2006	Sales
Sales:
Consumer Products:
Consumer Storage Solutions (1)	$92,577	68.4%	$51,682	51.8%
Zip	9,281	6.9%	19,436	19.5%
Business Products:
REV	20,407	15.1%	19,668	19.7%
Network Storage Systems (2)	9,554	7.1%	8,251	8.3%
Services (3)	3,245	2.4%	261	0.3%
Other Products	239	0.2%	435	0.4%
Total Sales	$135,303		$99,733

Product Operating Income (Loss):
Consumer Products:
Consumer Storage Solutions (1)	$404		(9,922)
Zip (4)	580		1,107
Business Products:
REV	30		(5,375)
Network Storage Systems (2)	(355)		420
Services (3)	(1,055)		227
Other Products (6)	389		936
Non-Restructuring charges (5)	0		(995)
Restructuring reversals (charges)	82		(4,569)
Operating Income (Loss)	$75		($18,171)

(1) Consumer Storage Solutions is comprised of hard disk, optical, floppy and flash drives.
(2) Includes Network HDD products beginning in Q2 2006 - previously classified in Consumer Storage Solutions. Prior period data has been reclassified for consistency.
(3) Includes the System Integration and Managed Services businesses of CSCI, Inc. since August 2006 when acquired. Also includes miscellaneous Iomega services previously classified in Other Products. Prior period amounts have been reclassified for consistency.
(4) 2007 and 2006 includes $3.0 million and $5.4 million of goodwill impairment charges, respectively.
(5) Non-restructuring, severance related costs associated with prior CEO and recorded in SG&A in above income statement.
(6) 2007 and 2006 includes $0.5 million and $0.8 million of income associated with the sale of old patents, respectively.

IOMEGA CORPORATION
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 1,	Apr. 1,	Dec. 31,
	2007	2007	2006
ASSETS:
Cash and cash equivalents	$70,274	$66,856	$56,617
Restricted cash	88	88	88
Temporary investments	4,766	9,904	11,443
Total cash	75,128	76,848	68,148
Trade receivables, net	21,402	23,357	30,418
Inventories	41,530	41,482	42,593
Deferred income taxes	2,247	0	2,747
Other current assets	2,385	2,957	3,401
Total Current Assets	142,692	144,644	147,307
Property and equipment, net	5,161	5,761	6,553
Intangible and other assets	10,760	11,959	13,554
	$158,613	$162,364	$167,414

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable	$30,888	$35,330	$35,105
Income taxes payable	1,646	958	454
Deferred income taxes	0	153	0
Other current liabilities	22,350	23,969	32,475
Total Current Liabilities	54,884	60,410	68,034
Deferred income taxes	8,048	6,075	9,573
Long-term liabilities	2,842	4,414	0
Stockholders' equity	92,839	91,465	89,807
	$158,613	$162,364	$167,414

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)
	For the Six Months Ended
	July 1,	July 2,
	2007	2006
Cash Flows from Operating Activities:
Net Income (Loss)	$2,240	$(14,568)
Revenue and Expense Adjustments (1)	6,607	4,757
	8,847	(9,811)
Changes in Assets and Liabilities:
Trade receivables	9,382	14,397
Restricted cash	0	169
Inventories	481	(1,154)
Other current assets	1,016	279
Accounts payable	(4,217)	(18,226)
Accrued restructuring	(1,660)	1,156
Other current liabilities and income taxes	(9,520)	(4,971)
Net cash provided by (used in) operating activities	4,329	(18,161)

Cash Flows from Investing Activities:
Purchases of property and equipment	(279)	(403)
Proceeds from sales of assets	56	82
Additional payments associated with CSCI, Inc. acquisition	(120)	0
Sales of temporary investments	13,554	17,420
Purchases of temporary investments	(6,795)	(11,280)
Net change in other assets and other liabilities	2,885	7
Net cash provided by investing activities	9,301	5,826

Cash Flows from Financing Activities:
Proceeds from sales of Common Stock	27	34
Net cash provided by financing activities	27	34
Net Increase (Decrease) in Cash and Cash Equivalents	13,657	(12,301)
Cash and Cash Equivalents at Beginning of Period	56,617	70,943
Cash and Cash Equivalents at End of Period	$70,274	$58,642

(1) 2007 includes a $3.0 million non-cash, goodwill impairment charge. 2006 includes a $5.4 million non-cash, goodwill impairment charge.